December 23, 1997


Canyon Resources Corporation
14142 Denver West Parkway
Suite 250
Golden, Colorado 80401

Attention:       Richard H. DeVoto
                 President and Chief Executive Officer

Dear Sirs:

         The undersigned, RBC Dominion Securities Inc. (the "Agent"), understands that Canyon Resources Corporation, a Delaware corporation (the "Company") proposes to issue and sell a minimum of 2,500,000 and a maximum of 5,000,000 shares of common stock of the Company (the "Shares") at a price of $1.00 per share. On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Agent hereby offers to act, and upon acceptance hereof, the Company hereby appoints the Agent as the Company's sole and exclusive agent to solicit, on a best efforts basis, offers to purchase the Shares.

         We understand that the Company has filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 415 under the United States Securities Act of 1933, as amended (the "1933 Act"), a registration statement on Form S-3 (No. 333-18449) (such registration statement, as amended at the time it became effective on January 7, 1997 under the 1933 Act, including the exhibits thereto and the documents incorporated by reference therein, being hereafter referred to as the "Shelf Registration Statement") and a related prospectus dated January 7, 1997 (the "U.S. Shelf Prospectus") and has filed with the Canadian Securities Authorities (as defined below) a Canadian shelf prospectus (the "Canadian Shelf Prospectus") in the Provinces of Ontario and British Columbia (collectively, the "Canadian Jurisdictions") under the provisions of National Policy Statement 45 of the Canadian Securities Administrators ("NP 45") to register and qualify the offering and sale of, among other securities, the Shares.

         We understand that the Company wishes to distribute to the public in the United States and in the Canadian Jurisdictions the Shares and to have such shares listed on The American Stock Exchange ("AMEX"). To that end, the Company has filed with the SEC pursuant to Rule 424 under the 1933 Act a U.S. preliminary prospectus supplement dated December 19, 1997 (the "U.S. Preliminary Prospectus Supplement") to the U.S. Shelf Prospectus and has filed under NP 45 with the Canadian Securities Authorities in each of the Canadian Jurisdictions, a Canadian preliminary prospectus supplement dated December 19, 1997 (the "Canadian Preliminary Prospectus Supplement") to the Canadian Shelf Prospectus in respect of the distribution of the Shares.

         We understand that the Company will prepare and file, without delay, with the SEC pursuant to Rule 424 under the 1933 Act a final U.S. prospectus supplement (the "U.S. Final Prospectus Supplement") to the U.S. Shelf Prospectus in respect of the distribution of the Shares in the United States and will prepare and file, without delay, in each of the Canadian Jurisdictions pursuant to NP 45 a final Canadian prospectus supplement (the "Canadian Final Prospectus Supplement", and together with the U.S. Final Prospectus Supplement, the "Final Prospectus Supplement") in order to qualify the Shares for distribution (or distribution to the public, as the case may be) in each of the Canadian Jurisdictions.

         In this Agreement all dollar references are to United States dollars unless otherwise specifically indicated, and the following terms shall have the following meanings ascribed to them:

         "AGENT'S COMMISSION" means a commission of U.S.$0.08 per Share equal to 8% of the purchase price of the Shares;

         "BUSINESS DAY" means any day other than a Saturday or a Sunday on which banks in Toronto, Ontario and in New York, New York, are open for the conduct of business;

         "CANADIAN PRELIMINARY PROSPECTUS" means the Canadian preliminary prospectus dated November 7, 1997, including the documents incorporated by reference therein;

         "CANADIAN PROSPECTUS" means the Canadian final prospectus dated November 21, 1997, including the documents incorporated by reference therein, as modified and supplemented by the Canadian Final Prospectus Supplement, and as the same may be amended by any Supplementary Material;

         "CANADIAN SECURITIES AUTHORITIES" means the securities commission or a similar securities regulatory authority or administrator established pursuant to Canadian securities laws in each of the Canadian Jurisdictions;

         "CANADIAN SECURITIES LAWS" means, collectively, the applicable securities laws of each of the Canadian Jurisdictions, the respective regulations, rulings and orders made thereunder and the applicable published policy statements issued by the Canadian Securities Authorities thereunder;

         "EFFECTIVE DATE" means the date as of which the Registration Statement became effective;

         "ESCROW AGREEMENT" means the escrow agreement dated as of December 23, 1997 made between the Agent, the Trustee and the Company;

         "PRELIMINARY PROSPECTUS SUPPLEMENTS" means, collectively, the Canadian Preliminary Prospectus Supplement and the U.S. Preliminary Prospectus Supplement;

         "PROSPECTUSES" means the Canadian Prospectus and the U.S. Prospectus;

         "REGISTRATION STATEMENT" means the Shelf Registration Statement, including the documents incorporated by reference therein, and if amended, as amended at the time such amendment becomes effective, and when supplemented, as supplemented at the time such supplement is first filed with the SEC or delivered to the Agent for use in offering the Shares in the United States (unless the context indicates otherwise);

         "SUBSIDIARIES" means Minera Hispaniola, S.A., CR Minerals Corporation, CR Kendall Corporation, CR Montana Corporation, CR Briggs Corporation, CR International Corporation, Canyon Resources Africa Ltd., Canyon de Panama, S.A., Canyon Resources Venezuela, C.A., Canyon Resources (Chile) S.A., Canyon Resources Tanzania, CR Brazil Corporation and Canyon Mineracao Do Brasil Ltda.;

         "SUPPLEMENTARY MATERIAL" means any amendment or supplement to any or all of the Preliminary Prospectus Supplements, the Prospectuses or the Registration Statement, or any other supplemental documents or similar document required to be filed under United States or Canadian securities laws, as the case may be;

         "TRUSTEE" means CIBC Mellon Trust Company Limited;

         "U.S. PRELIMINARY PROSPECTUS" means the U.S. Shelf Prospectus as modified and supplemented by the U.S. Preliminary Prospectus Supplement dated December 19, 1997, and as the same may be amended by any Supplementary Material prior to the date of the U.S. Final Prospectus Supplement;

         "U.S. PROSPECTUS" means the U.S. Shelf Prospectus including the documents incorporated by reference therein, as modified and supplemented by the U.S. Final Prospectus Supplement and as the same may be amended by any Supplementary Material;

         "U.S. SUBSIDIARIES" means CR Minerals Corporation, CR Kendall Corporation, CR Montana Corporation, CR Briggs Corporation, CR International Corporation, Canyon Resources Africa, Ltd. and CR Brazil Corporation;

         "1933 ACT REGULATIONS" mean the rules and regulations of the SEC under the 1933 Act; and

         "1934 ACT" means the United States Securities Exchange Act of 1934, as amended.

         The following are the terms and conditions of the agreement between the Company and the Agent:

1. The Company agrees to pay the Agent at each Time of Closing (as defined below) the Agent's Commission in consideration of the services rendered by the Agent in connection with the issue and sale of the Shares, which services will include:

         (i) acting as fiscal advisor of the Company in preparation of the relevant documentation relating to the sale of the Shares;

         (ii) assisting in the preparation of the Prospectuses prepared in connection with the offering and distribution of the Shares together with any Supplementary Material;

         (iii) acting as the Company's sole and exclusive agent to solicit, upon a best efforts basis, offers to purchase the Shares; and

         (iv) otherwise advising and assisting the Company with respect to the issue and sale of the Shares.

2.(a)    The Company shall not later than December 24, 1997 have prepared and filed with the SEC pursuant to Rule 424(b) of the 1933 Act Regulations the U.S. Final Prospectus Supplement.

  (b) The Company shall have prepared and filed with the Canadian Securities Authorities under applicable Canadian securities laws pursuant to NP 45 not later than December 24, 1997 in the Canadian Jurisdictions the Canadian Final Prospectus Supplement and shall have taken all other steps and proceedings that may be necessary in order to qualify the Shares for distribution (or distribution to the public, as the case may be) in each of the Canadian Jurisdictions by the Canadian Agent under the provisions of Canadian securities laws.

3. Prior to the filing of the U.S. Final Prospectus Supplement and the Canadian Final Prospectus Supplement and, if applicable, prior to the filing thereafter of any Supplementary Material, including on the intervening weekends, the Company shall have allowed the Agent to participate fully in the preparation of such documents and shall have allowed the Agent to conduct all due diligence which the Agent may reasonably require to conduct in order to fulfill its obligations as agent and in order to enable the Agent responsibly to execute the certificate required to be executed by the Canadian Agent in the Canadian Final Prospectus Supplement and in any Supplementary Material.

4. (a)   On each Closing Date, the Company shall have caused a favourable legal opinion to be delivered to the Agent by Parcel, Mauro, Hultin & Spaanstra, P.C. to the effect that:

         (i) The Company is a corporation duly incorporated and existing under the laws of the State of Delaware with full corporate power and corporate authority to own, lease and operate its properties and assets and to conduct its business as described in the Registration Statement and the Prospectuses, and is duly qualified and in good standing in the State of Delaware;

         (ii) Each of the U.S. Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation, with full corporate power and corporate authority to own, lease, and operate its properties and assets and to conduct its business as described in the Registration Statement and the Prospectuses; and all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and, to such counsel's knowledge, the Company is the registered and beneficial owner of that number of outstanding shares of capital stock of each of the Subsidiaries as indicated in Schedule "A" hereto;

         (iii) The authorized capital of the Company consists of 100,000,000 shares of common stock and 10,000,000 shares of Preferred Stock of which 41,107,074 shares of common stock and no shares of Preferred Stock are currently outstanding; and the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectuses under the caption "Description of Capital Stock";

         (iv) The Shares have been duly authorized and, when issued and delivered to the Agent against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and free of any preemptive or, to the knowledge of such counsel, similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company;

         (v) The Company has the corporate power and corporate authority to enter into this Agreement and to issue, sell and deliver the Shares to be sold by it to the Agent as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company and is a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (A) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought and
                 (C) rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws;

         (vi) None of the issuance, sale or delivery of the Shares, the execution, delivery or performance of this Agreement, the compliance by the Company with all provisions of this Agreement, nor the consummation by the Company of the transactions contemplated hereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or bylaws of the Company, nor will any such action result in any violation of any existing Colorado law or United States federal law or regulation (assuming compliance with all applicable state securities and Blue Sky laws) or, to such counsel's knowledge, in the breach of or default under any of the terms, conditions or provisions of any material license, permit, agreement or instrument issued to the Company or to which the Company is a party, nor will any such action result in any violation of any judgment, injunction, order or decree known to such counsel, and applicable to the Company or any of its properties, which violation would have a material adverse effect on the Company and the Subsidiaries, taken as a whole;

         (vii) To such counsel's knowledge, no consent, approval, authorization or other order, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company under Colorado law or United States federal law or regulation (except as have been obtained under the 1933 Act or the 1934 Act, such as may be required under state securities laws in connection with the purchase and distribution of the Shares by the Agent, and such as have been obtained from AMEX) for the valid issuance and sale of the Shares to the Agent as contemplated by this Agreement;

         (viii) The choice of the laws of the Province of Ontario as the governing law of this Agreement is a valid choice of law and in an action brought before a court of competent jurisdiction in the State of Colorado, the substantive laws of the Province of Ontario would, to the extent specifically pleaded and proved as a fact by expert evidence, be recognized and applied by such court to all issues which under the conflict of laws rules of the State of Colorado are to be determined in accordance with the proper or governing law of this Agreement, which issues would include those relating to the enforceability of this Agreement provided that:

                 (a) such choice is legal under the laws of the Province of Ontario; and

                 (b) such choice is made bona fide and is not made to avoid the mandatory provisions of the law of the jurisdiction that a Colorado court would, in the absence of such choice, have applied; and

                 except that any such court will not apply:

                 (c) those laws of the Province of Ontario which it characterizes as being of a revenue, penal or public law nature, nor

                 (d) those laws of the Province of Ontario, the application of which would be inconsistent with "public policy" as such term is applied by the courts in Colorado.

         In any such action, a Colorado court would apply the administrative and procedural laws of the State of Colorado (including those administrative and procedural laws relating to the enforceability of this Agreement) and not the administrative or procedural laws of the Province of Ontario.

         (ix) The laws of the State of Colorado would permit an action to be brought in the appropriate courts of the State of Colorado on a final and conclusive foreign judgment in personam in respect of this Agreement, which is not impeachable as void or voidable under the internal laws of the foreign jurisdiction, for a definite sum of money;

         (x) To the knowledge of such counsel, neither the Company nor the Subsidiaries is (A) in violation of its certificate of incorporation or in material violation of its bylaws or (B) in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness specifically identified to such counsel (collectively, "Material Agreements"), except as has been disclosed in the Prospectuses or where any such default or defaults in the aggregate would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole;

         (xi) The Registration Statement has become effective under the 1933 Act, and to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings therefor have been instituted or are threatened by the SEC. Any filing of the U.S. Prospectus in connection with the offering of the Shares on a delayed basis pursuant to Rule 415 under the 1933 Act as required pursuant to Rule 424(b) under the 1933 Act has been made in accordance with Rule 424(b) under the 1933 Act;

         (xii) The Registration Statement and the U.S. Prospectus comply as to form in all material respects with the requirements for registration statements on Form S-3 under the 1933 Act and the rules and regulations of the SEC thereunder; it being understood, however, that such counsel need express no opinion with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or the U.S. Prospectus. In passing upon the compliance as to form of the Registration Statement and the U.S. Prospectus, such counsel may assume that the statements made and incorporated by reference therein are correct and complete;

         (xiii) To the knowledge of such counsel, (A) other than as described or contemplated in the U.S. Prospectus, there are no legal or governmental proceedings pending or threatened against the Company or the Subsidiaries which are material to the Company and the Subsidiaries taken as a whole, or to which the Company or the Subsidiaries, or any of their respective properties is subject which are material to the Company and the Subsidiaries taken as a whole, that are required to be described in the U.S. Prospectus and (B) there are no agreements, contracts, indentures, leases or other documents relating to the Company, of a character that are required to be described in the U.S. Prospectus that are not described as required, as the case may be;

         (xiv) The statements made in the Canadian Prospectus relating to United States federal income tax laws and regulations under "Certain United States Federal Tax Consequences to Canadian Holders", to the extent that the foregoing statements constitute matters of law or legal conclusions, have been reviewed by such counsel and fairly present the information disclosed therein in all material respects;

         In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the United States and Canadian counsel to the Company, and the Agent's representatives at which the contents of the Registration Statement and the U.S. Prospectus and related matters were discussed, and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the U.S. Prospectus and has not made an independent check or verification thereof (subject to subparagraph (xiv) above), during the course of such participation (relying as to materiality to the extent deemed appropriate by such counsel, upon the statements of officers and other representatives of the Company), no facts have come to such counsel's attention that cause it to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the U.S. Prospectus, as of its dates and as of each Closing Date, as applicable, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no belief with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or the U.S. Prospectus.

  (b) On each Closing Date, the Company shall have caused a favourable legal opinion to be delivered to the Agent by Stikeman, Elliott, special Canadian counsel to the Company (who may rely on the opinions of local counsel acceptable to counsel to the Agent as to the qualification of the Shares for sale to the public and as to other matters governed by the laws of jurisdictions other than the provinces in which they are qualified to practice and may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of officers, public officials or of the auditors of the Company) to the effect that:

         (i) the statements in the Canadian Final Prospectus Supplement under "Eligibility for Investment" are accurate in all material respects;

         (ii) to the knowledge of such counsel, no order having the effect of ceasing or suspending the distribution of the Shares has been issued by any Canadian Securities Authority and no proceedings for that purpose have been instituted or threatened by any Canadian Securities Authority;

         (iii)   [intentionally deleted]

         (iv) all necessary documents have been filed and proceedings taken under the laws of each of the Canadian Jurisdictions to qualify the Shares for distribution to the public, as the case may be, in such jurisdictions, through registrants registered under the applicable Canadian securities laws in such provinces who comply with the relevant provisions of such laws.

         (v) the statements made in the Canadian Final Prospectus Supplement, relating to Canadian federal income tax laws and regulations under "Certain Canadian Federal Income Tax Considerations", to the extent that the foregoing statements constitute matters of law or legal conclusions, have been reviewed by such counsel and fairly present the information disclosed therein in all material respects;

         (vi) On the basis that the Company is duly incorporated and that this Agreement has been duly and validly authorized, executed and delivered by the Company, this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the usual qualifications.

  (c) On each Closing Date, the Agent shall have received favourable legal opinions from Skadden, Arps, Slate, Meagher & Flom, U.S. counsel to the Agent as to the matters set forth in paragraphs 4(a)(x) and (xi) and from Cassels Brock & Blackwell, Canadian counsel to the Agent, as to the matters set forth in paragraphs 4(b) (i), (iv) and (v).

5. On each Closing Date, the Company shall cause to be delivered to the Agent by its auditors comfort letters dated the date of each Closing Date, and addressed to the Agent and the directors of the Company, in form and substance reasonably satisfactory to the Agent, relating to the verification of financial information and accounting data contained in the U.S. Prospectus (including information incorporated therein by reference) relating to the Company and matters involving changes or developments since the respective dates as of which specified financial information is given in the U.S. Prospectus to a date not more than two business days prior to the date of such letters. Such letter shall further state that such auditors are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations, and that in their opinion the audited financial statements of the Company included or incorporated in the Registration Statement and the U.S. Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations. A similar letter shall be delivered to the Agent with respect to any Supplementary Material.

6. The closing of the purchase and sale of the Shares herein provided for shall be completed at the offices of Stikeman, Elliott, Commerce Court West, Suite 5500, Toronto, Ontario, at 10:00 a.m. (Toronto time) on December 30, 1997 or at such other time and/or on such other date, not later than February 28, 1998, and at such other location, as the Company and the Agent may agree upon (each of such times and dates a "Time of Closing" and a "Closing Date", respectively). At the Time of Closing on each Closing Date, the Company shall deliver to the Agent:

         (i) one share certificate, or such number of share certificates as the Agent may otherwise direct, representing the Shares to be issued on the respective Closing Date. The share certificate(s) shall be registered in the name of and delivered to the Agent or in such other name or names as shall be designated by the Agent in writing by 8:00 a.m., Toronto time on each Closing Date; and

         (ii) the requisite legal opinions and comfort letters as contemplated above and such further documentation as may be contemplated herein or as counsel to the Agent may reasonably require;

against payment of the purchase price for the Shares to be issued on the respective Closing Date. Amounts representing the purchase price for the Shares shall be deposited with the Trustee in accordance with the terms of the Escrow Agreement. For greater certainty, on the respective Closing Date and upon satisfaction of the terms of the Escrow Agreement, the purchase price for the Shares to be issued on the respective Closing Date shall be paid by the Trustee in accordance with the terms of the Escrow Agreement by certified cheque payable to Stikeman, Elliott in trust for the benefit of the Company net of the Agent's Commission, which commission amount shall be made payable by certified cheque by the Trustee to the Agent.

7.       The Company covenants and agrees with the Agent that:

         (i) the Company shall use its reasonable best efforts, in cooperation with the Agent, to register or qualify the Shares for offering and sale under the applicable securities or Blue Sky laws of such states of the United States as the Agent may reasonably designate and to maintain such qualifications in effect for so long as required for the distribution of the Shares and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

         (ii) the Company will advise the Agent promptly (A) of the filing of the Prospectuses and of any amendment of or supplement thereto, (B) of any request by any Canadian Securities Authority or the SEC for any amendment of or supplement to the Registration Statement or the Prospectuses or for additional information and (C) of the institution or, to the extent known by the Company, threatening by the SEC or any Canadian Securities Authority of any stop order proceedings in respect of the Registration Statement or the Prospectuses, or any proceedings, with respect to the suspension of the qualification of the Shares for distribution in any jurisdiction or with respect to any order to cease trade any securities of the Company in any jurisdiction;

         (iii) the Company will use its reasonable best efforts to prevent the issuance of any stop order, cease trading order or suspension referred to in (ii) above and to obtain as soon as possible the lifting of any such stop order, cease trading order or suspension, if issued;

         (iv) on or before February 28, 1998, the Company will not (A) file any amendment to the Registration Statement or make or file any amendment or supplement to the Prospectuses of which the Agent shall not previously have been advised or to which the Agent shall reasonably object in writing after being so advised or (B) so long as, in the written opinion of counsel for the Agent (a copy of which shall be delivered to the Company), a prospectus is required to be delivered in connection with sales by any Agent or dealer, file any information, documents or reports pursuant to the Canadian Securities Laws or the 1934 Act, without delivering a copy of such information, documents or reports to the Agent, prior to or concurrently with such filing;

         (v) the Company will promptly inform the Agent in writing during the period of distribution of the Shares of the full particulars of any change (including, without limitation, any material change (as defined in the Securities Act (Ontario)), whether actual, anticipated or threatened, in the financial condition, assets, liabilities, business or operations of the Company and the Subsidiaries taken as a whole or of the happening of any event which (A) insofar as the Canadian Securities Laws are concerned, is, or may be, of such a nature as to render the Canadian Prospectus untrue, false or misleading in a material respect, or would result in such document containing a misrepresentation (as defined in the Securities Act (Ontario)) or not complying with the Canadian Securities Laws or which change or event would reasonably be expected to have a significant effect on the market price or value of the Shares and (B) insofar as the 1933 Act is concerned, makes any statement of a material fact made in the Registration Statement or the U.S. Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the U.S. Prospectus in order to state a material fact required by the 1933 Act or the 1933 Act Regulations to be stated therein or necessary in order to make the statements therein (1) in the case of the Registration Statement, not misleading and (2) in the case of the U.S. Prospectus, in light of the circumstances under which they were made, not misleading;

         (vi) the Company will furnish to the Agent and counsel for the Agent, without charge, facsimile or conformed signed copies of the Registration Statement (including exhibits thereto) and will use its reasonable best efforts to promptly deliver after the execution hereof and for so long as delivery of a prospectus by an Agent may be required by the 1933 Act or Canadian Securities Laws, as many copies of the U.S. Preliminary Prospectus Supplement and the

                 U.S. Prospectus Supplement and any Supplementary Material as the Agent may reasonably request in the City of New York, and as many commercial copies of each of the Canadian Preliminary Prospectus and the Canadian Prospectus Supplement and any Supplementary Material as the Canadian Agent may reasonably request in the city of Toronto for the purposes contemplated by Canadian Securities Law. If during such period of time any event of the type described in paragraph 7(v) hereof shall occur, or if it is necessary to supplement or amend the Prospectuses to comply with the 1933 Act, the Canadian Securities Laws or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph 7(iv) above, file with the SEC and the Canadian Securities Authorities, as applicable, an appropriate supplement or amendment thereto and will expeditiously furnish to the Agent and dealers such number of copies thereof as the Agent may reasonably request. In the event that the Company and the Agent agree that the Prospectuses should be amended or supplemented, the Company, if reasonably requested by the Agent, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement; Alternatively, in the event that the material change is adverse and is not related solely to the Agent (and in the reasonable opinion of the Agent would be expected to have a significant adverse effect on the market price or value of the Shares) and such change occurs prior to the Time of Closing, the Agent may, within 48 hours from the time of notice of such change, advise the Company that the Agent will decline to participate in the filing of any such amendment and thereupon the parties hereto shall be relieved of their respective obligations under this Agreement. The Company shall in good faith discuss with the Agent any change in circumstances (actual, anticipated, contemplated or threatened) which is of such a nature that there may be a reasonable doubt as to whether written notice need be given to the Agent under the provisions of this section 7; each delivery to the Agent made pursuant to this paragraph 7(vi) shall constitute consent by the Company to the use by the Agent and other investment dealers and brokers of such documents in connection with the offering of the Shares for sale in the United States and in all of the Canadian Jurisdictions, subject to the provisions of the 1933 Act, the 1933 Act Regulations and all relevant Canadian Securities Laws;

         (vii) the Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description set forth under "Use of Proceeds" in the Prospectuses;

         (viii) the Company will make generally available to its security holders (within the meaning of Rule 158 of the 1933 Act Regulations) a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as reasonably practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act;

         (ix) for a period of 90 days after the date of this Agreement, the Company will not, without the prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed), offer, sell, contract to sell or otherwise dispose of any shares of common stock (or any securities convertible into or exercisable or exchangeable for shares of common stock) or grant any options or warrants to purchase shares of common stock, provided, however, that the Company may grant options to purchase shares of common stock pursuant to the Company's equity incentive plans for employees, officers, directors and consultants and may issue shares of common stock pursuant to the exercise of options granted under the Company's stock option plans or pursuant to the currently outstanding warrants of the Company as disclosed in the Registration Statement;

         (x) the Company will indemnify the Agent for registration, issue, stamp, documentary, transfer or sales taxes that they or any of them might be required to pay in respect of the issue, sale or delivery of the Shares to the Agent;

         (xi) the Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares; and

         (xii) the Company will use its best efforts to have the Shares listed, subject to notice of issuance, on AMEX concurrently with the filing of the U.S. Final Prospectus Supplement.

8.       The Company represents and warrants to the Agent that:

         (i) the Company meets the requirements for use of Form S-3 under the 1933 Act Regulations. The Registration Statement as of the Effective Date complied, and the U.S. Preliminary Prospectus complies and the U.S. Prospectus as of its date and on each

                 Closing Date will comply, in all material respects with the applicable requirements of the 1933 Act, the 1933 Act Regulations and the 1934 Act and the rules thereunder; the Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and each of the U.S. Preliminary Prospectus the U.S. Prospectus (together with any amendment or supplement thereto) will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the Company makes no representations or warranties as to the information in such documents relating solely to or provided in writing by the Agent;

         (ii) the Company has complied and will comply, in each case in all material respects, with all requirements of the 1933 Act and the 1933 Act Regulations with respect to the preparation and filing of the Registration Statement;

         (iii) at the time the Company filed the Canadian Prospectus, the Company was eligible to use the Multijurisdictional Disclosure System provided for in NP 45 and at the respective times of filing and at all times subsequent to the filing thereof during the distribution of the Shares, each of the Canadian Preliminary Prospectus and the Canadian Prospectus complied or will comply with the requirements of NP 45 and will not contain any misrepresentation (as defined in the Securities Act (Ontario)); provided, however, that the Company makes no representations or warranties as to the information in such documents relating solely to or provided in writing by the Agent;

         (iv) the delivery by the Company to the Agent of each of the Registration Statement, the U.S. Preliminary Prospectus Supplement, the U.S. Prospectus Supplement and any Supplementary Material pursuant to paragraph 7(vi) shall constitute the Company's representation and warranty to the Agent that, at the respective times of such delivery, the information and statements contained therein (except information relating solely to or provided in writing by the Agent) are true and correct in all material respects and do not omit to state any material fact which is necessary to make the statements therein not misleading; and the delivery by the Company to the Agent of each of the Canadian Preliminary Prospectus, the Canadian Prospectus Supplement and any Supplementary Material pursuant to paragraph 7(vi) shall constitute the Company's representation and warranty to the Agent that, at the respective times of such delivery, the information and statements contained and incorporated by reference therein (except information and statements relating solely to the Agent or provided in writing to the Company by the Agent) are true and correct in all material respects, contain no misrepresentation (as defined in the Securities Act (Ontario)) and constitute full, true and plain disclosure of all material facts relating to the Company and the Subsidiaries taken as a whole and to the Shares and that no material fact has been omitted therefrom which is necessary to make the statements therein not misleading in light of the circumstances in which they were made;

         (v) the Company has an authorized share capital of 100,000,000 shares of common stock and 10,000,000 shares of Preferred Stock of which 41,107,074 shares of common stock and no shares of Preferred Stock are currently outstanding; all the outstanding shares of common stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Agent against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectuses;

         (vi) except as disclosed in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), there has been no change (actual, proposed or prospective) in the financial condition, business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company or the Subsidiaries which may reasonably be expected to have a material adverse effect on the financial condition, assets, liabilities, business, operations or capital of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"); and

         (vii) the Company is a corporation duly organized and existing under the laws of the state of Delaware with full corporate power and corporate authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectuses, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not and will not have a Material Adverse Effect; all the outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and are owned in the proportions disclosed in Schedule "A" hereto by the Company directly, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except as set forth in Schedule "A";

         (viii) each of the Subsidiaries is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and corporate authority to own, lease and operate its properties and to conduct its business as presently conducted and described in the Registration Statement and the Prospectuses, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or assets or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect;

         (ix) neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official on the part of the Company under Colorado or United States federal law or regulation (except such as may be required for the registration or qualification of the Shares under the 1933 Act, the 1934 Act, Blue Sky laws of the various states of the United States and other jurisdictions, AMEX and any Canadian securities laws) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which either of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, in each case in a manner which would have a Material Adverse Effect;

         (x) Coopers & Lybrand L.L.P. who have certified the financial statements of the Company included in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), are, and during the periods covered by its report were, auditors of the Company, and are independent auditors with respect to the Company as required by the 1933 Act;

         (xi) the execution and delivery of, and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought and
                 (iii) rights to indemnity and contribution hereunder or thereunder may be limited by federal, provincial or state securities laws or the public policy underlying such laws;

         (xii) the Company and the Subsidiaries each has such permits, approvals, licenses, franchises and authorizations of governmental or regulatory authorities ("Permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectuses, except where the failure to have any such Permit would not have a Material Adverse Effect and subject to such qualifications as may be set forth in the Prospectuses; the Company and the Subsidiaries each has fulfilled and performed all its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectuses; and, except as described in the Prospectuses, none of such Permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries in any manner different from other companies in the same industry as the Company;

         (xiii) the Company is not and, upon sale of the Shares to be issued and sold in accordance with this Agreement and upon application of the net proceeds to the Company from such sale as described in the Prospectuses under the caption "Use of Proceeds", will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

         (xiv) since January 1, 1995, the Company has filed in a timely manner each document or report required to be filed by it pursuant to its continuous reporting obligations under the 1934 Act and the rules and regulations thereunder; each such document or report, together with any amendments thereto, at the time it was filed conformed, as applicable, in all material respects, to the requirements of the 1934 Act and the rules and regulations thereunder; and none of such documents or reports contained an untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

         (xv) except as disclosed in the Registration Statement and the Prospectuses (or any amendment or supplement thereto) and except as would not individually or in the aggregate have a Material Adverse Effect, (i) the Company and each of the Subsidiaries are in compliance with all applicable Environmental Laws (as hereafter defined), (ii) the Company and each of the Subsidiaries have all Permits, required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened Environmental Claims (as hereafter defined) against the Company or its Subsidiaries, and (iv) there are no circumstances known to the Company with respect to any property or operations of the Company or its Subsidiaries that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or its Subsidiaries. In addition, based upon the Company's reviews, conducted in the ordinary course of its business, of the effect of Environmental Laws on the business and operations of the Company and its Subsidiaries, the Company has reasonably concluded that, except as disclosed in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), the costs and liabilities under Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure or rehabilitation of properties or compliance with Environmental Laws or any Permit, any related constraints on operating activities and potential liabilities to third parties) would not, singularly or in the aggregate, have a Material Adverse Effect.

                 For purposes of this subsection, the following terms have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) federal, provincial, state, local or municipal statute, law, rule, regulation, ordinance, code, policy, guideline or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material, contaminant, waste or other substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claim" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, lien, notice of noncompliance or violation, investigation or proceeding relating in any way to any Environmental Law;

         (xvi) The Shares have received conditional approval for listing, subject to official notice of issuance, on AMEX;

9. The Agent represents, warrants, covenants and agrees to and with the Company that:

         (i) the Agent shall offer the Shares for sale to the public, directly and through other investment dealers and brokers in Canada or through its affiliated registered broker-dealer in the United States and through other broker dealers in the United States, as the case may be (the "Selling Firms"), only as permitted by applicable law, and upon the terms and conditions set forth in the Prospectuses and in this Agreement. The Agent agrees that it will not distribute the Prospectuses or publish any prospectus, circular, advertisement or other offering material in any jurisdiction other than the Canadian Jurisdictions or the United States, in such manner as to require registration of the Shares or the filing of a prospectus or any similar document with respect to the Shares by the Company therein and to require each of the other Selling Firms to agree not to distribute the Shares except as permitted by this Agreement.

                 For purposes of this paragraph, the Agent shall be entitled to assume that the Shares are qualified or registered for distribution by duly qualified investment dealers and brokers in any Canadian Jurisdiction where a receipt or similar document for the Canadian Prospectus shall have been obtained from the applicable securities regulatory authority following the filing of the Canadian Prospectus.

         (ii) the Agent will require each of the other Selling Firms to agree to comply with all applicable requirements of Ontario Securities Commission Policy Statement No. 5.1, in connection with the distribution of the Shares and Rules 10b-6 and 10b-7 under the 1934 Act and the rules of the National Association of Securities Dealers Inc.

         (iii) Notwithstanding the foregoing provisions of this section 9, the Agent will not be liable to the Company under this section 9 with respect to a default by another Selling Firm under this section 9 if the Agent is not also in default.

10. The Agent shall have received at the Time of Closing on each Closing Date a certificate dated the respective Closing Date addressed to the Agent and signed by any two senior officers of the Company reasonably acceptable to the Agent, certifying for and on behalf of the Company to the best of the knowledge, information and belief of the persons signing such certificates after having made reasonable inquiries, to the effect that the Company has complied in all material respects with all covenants and satisfied in all material respects all terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the Time of Closing on the respective Closing Date; that, except as may have been the subject of a Supplementary Material filed with the Canadian Securities Authorities and/or with the SEC pursuant to clause 7(vi), there has been no material adverse change (actual, proposed or prospective) in the financial condition, business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company and its Subsidiaries taken as a whole from the date hereof to the respective Closing Date; that the representations and warranties of the Company contained herein are true and correct in all material respects as of the Time of Closing with the same force and effect as if made at and as of the Time of Closing after giving effect to the transactions contemplated hereby; that no stop order suspending the effectiveness of the Registration Statement or the U.S. Prospectus, order suspending the qualification for distribution of the Shares in any Canadian Jurisdiction, or order, ruling or determination having the effect of ceasing or suspending trading in any securities of the Company, has been issued and no proceedings for such purpose are pending or, to the knowledge of the signers, contemplated or threatened; and that the representations and warranties of the Company arising by reason of the delivery of the Prospectuses are true and correct in all material respects as of the Time of Closing on the respective Closing Date as if the Prospectuses had been delivered to the Agent and dated the respective Closing Date.

11.(a) The Company covenants and agrees to protect and indemnify the Agent, its affiliated broker-dealer in the United States and their respective directors, officers, employees and agents and each person who controls any U.S. Dealer within the meaning of Section 15 of the 1933 Act, against all losses, claims, damages, liabilities, costs or expenses caused or incurred by reason of:

         (i) any statement, other than any statement relating solely to the Agent or provided in writing to the Company by the Agent, contained in either the Canadian Preliminary Prospectus or the Canadian Prospectus, or in any Supplementary Material in respect thereof which at the time and in the light of the circumstances under which it was made contains or is alleged to contain a misrepresentation (as defined in the Securities Act (Ontario)); or

         (ii) the omission or alleged omission to state in either of the Canadian Preliminary Prospectus, the Canadian Prospectus or any Supplementary Material in respect thereof or any certificate of the Company or any officer thereof delivered hereunder or pursuant hereto, any material fact other than a material fact relating solely to the Agent or provided in writing to the Company by the Agent required to be stated therein or necessary to make any statement therein not misleading in the light of the circumstances under which it was made; or

         (iii) any order made or inquiry, investigation or proceeding commenced or threatened by any Canadian Securities Authority (not based upon the activities of the Agent or its banking or selling group members, if any) based upon any untrue statement or omission or alleged untrue statement or omission or any misrepresentation or alleged misrepresentation in the Canadian Preliminary Prospectus, the Canadian Prospectus or any Supplementary Material in respect thereof, which prevents or restricts trading in the Shares or the distribution or distribution to the public, as the case may be, of the Shares in any of the Canadian Jurisdictions; or

         (iv) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any U.S. Preliminary Prospectus or U.S. Prospectus, or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this indemnity does not apply to any loss, claim, damage, liability, cost or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement or the U.S. Prospectus (or any amendment or supplement thereto);

         and provided, further, that the foregoing indemnity agreements with respect to any Preliminary Prospectus shall not inure to the benefit of any Agent from whom the person asserting any such losses, claims, damages or liabilities bought Shares, or any person controlling the Agent, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Agent to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

  (b) If any action, suit or proceeding shall be brought against the Agent or any person controlling the Agent in respect of which indemnity may be sought against the Company, the Agent or such controlling person shall promptly notify the Company, and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. The Agent or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Agent or such controlling person unless (i) the Company has agreed in writing to pay such reasonable fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Agent or such controlling person and the Company and the Agent or such controlling person shall have been advised reasonably and in good faith by its counsel in writing that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Agent or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all the Agent and such controlling persons not having actual or potential differing interests with the Company or among themselves, which firm shall be designated in writing by the Agent, and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless the Agent, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

  (c) The Agent and its affiliated registered broker-dealer in the United States covenants and agrees, severally and not jointly, to protect and indemnify the Company, its directors, officers, employees and agents and each person who controls the Company within the meaning of Section 15 of the 1933 Act, to the same extent as the foregoing indemnity from the Company to the Agent, but only with respect to information relating solely to the Agent or furnished in writing by or on behalf of the Agent expressly for use in the Registration Statement, any Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, any Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Agent pursuant to this paragraph (c) the Agent shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof the Agent shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Agent's expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to the Agent by paragraph (b) above.

  (d) If the indemnification provided for in this Section 11 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Agent, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Agent on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

  (e) The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 11, the Agent shall not be required to contribute any amount in excess of the amount by which the total price of the Shares distributed to the public exceeds the amount of any damages which the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

  (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

  (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 11 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 11 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Agent or any person controlling any Agent, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and
(iii) any termination of this Agreement. A successor to any Agent or any person controlling the Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 11.

12. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Canadian Securities Authorities and the SEC of the registration statement (including financial statements and exhibits thereto), each of the Preliminary Prospectuses, the Prospectuses, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight and delivery (including postage, air freight charges and charges for counting and packaging)) of such copies of the registration statement, each Preliminary Prospectus, the Prospectuses, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the original issuance and sale of the Shares; (v) the listing of the Shares on AMEX; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 7(vi) hereof (including the reasonable fees, expenses and disbursements of counsel for the Agent relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification);
(vii) the filing fees and the reasonable fees and expenses of counsel for the Agent in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of representatives of the Company in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all of the expenses of the Agent including the reasonable fees and disbursements of its counsel.

         If this Agreement shall terminate or shall be terminated pursuant to any provisions hereof (otherwise than pursuant to Section 15(b) hereof) or if this Agreement shall be terminated by the Agent because of any failure or refusal on the part of the Company to comply, in any material respect, with the terms or fulfill any of the conditions of this Agreement other than by reason of a default by the Agent, the Company agrees to reimburse the Agent for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Agent) incurred by the Agent in connection herewith. The Company shall not in any event be liable to any of the Agent for the loss of anticipated profits from the transactions covered by this Agreement.

13. The obligation of the Agent to solicit offers to purchase the Shares shall be subject to the accuracy in all material respects of the representations and warranties of the Company herein as of each Time of Closing and to the due fulfillment and compliance in all material respects by the Company with its covenants herein contained and to the condition that no stop order suspending the effectiveness of the Registration Statement and no order ceasing trading in the Shares shall have been issued and no proceedings for either such purpose shall have been instituted or threatened.

14. All warranties, representations, covenants and agreements of the Company herein contained or contained in documents submitted pursuant to this Agreement and in connection with the transaction of purchase and sale herein contemplated shall survive the purchase of the Shares and continue in full force and effect unaffected by any subsequent disposition of the Shares or any of them.

15.(a) All terms and conditions of this Agreement shall be construed as conditions, and any material breach or failure by the Company to comply with any such term or condition shall entitle the Agent to terminate its obligation to solicit offers to purchase the Shares and, on behalf of purchasers, to terminate their respective obligations to purchase Shares by written notice to that effect given to the Company prior to the Time of Closing on the Closing Date. It is understood that the Agent may waive, in whole or in part, or extend the time for, compliance with any of such terms and conditions without prejudice to the rights of the Agent in respect of any other such term or condition or any other or subsequent breach or non-compliance with that or any other term or condition, provided that to be binding on the Agent any such waiver or extension must be in writing.

  (b) The obligations of the Agent contained in this Agreement may also be terminated by the Agent in the event that prior to the Time of Closing on the Closing Date:

         (i) there should develop, occur or come into effect any occurrence of national or international consequence or any action, government regulation or inquiry which, in the reasonable opinion of the Agent, seriously adversely affects, or will seriously adversely affect, the financial markets in Canada or the United States generally or the business of the Company; or

         (ii) a banking moratorium is declared by any federal, provincial or state authority in either Canada or the United States or trading in securities generally on AMEX is suspended; or

         (iii) the state of the financial markets in the United States or Canada is such that, in the reasonable opinion of the Agent it would be impracticable to proceed with a public offering of the Shares;

         then in either case the Agent may terminate its obligations under this Agreement to solicit offers to purchase Shares by written notice to that effect (which notice shall specify the particular reason for the termination) given to the Company prior to the Time of Closing on the Closing Date.

  (c) If any inquiry, investigation or other proceeding should be made, threatened or announced or any order should be issued under or pursuant to any statute of Canada or of any of the provinces comprising the Canadian Jurisdictions or of the United States or by any official of any stock exchange in Canada or the United States or by any other regulatory authority having jurisdiction over a material portion of the business and affairs of the Company or otherwise except for any such inquiry, investigation, proceeding or order based upon the activities or the alleged activities of the Agent or its banking or selling group and not of the Company, which in the reasonable opinion of the Agent will prevent the distribution of the Shares in the Canadian Jurisdictions or in the United States or operate to prevent or adversely restrict trading in shares of common stock of the Company, the Agent shall be entitled, at its option and in addition to any other remedies it might have, to terminate the obligations of the Agent under this Agreement by written notice to that effect given to the Company at or at any time prior to the Time of Closing on a Closing Date.

16. If the Agent shall elect to terminate its obligation to solicit offers to purchase the Shares as aforesaid, whether the reason for such termination is within or beyond the control of the Company, the liability of the Company hereunder shall be limited to the indemnity referred to in section 11 and the payment of expenses referred to in section 12 to the extent provided therein.

17. The Agent and any members of its banking or its selling groups may offer the Shares only in those jurisdictions where they may lawfully be offered for sale at the initial offering price. The Agent shall give prompt notice to the Company when, in the opinion of the Agent, distribution has ceased, and shall also give notice to the Company of the amount of Shares distributed in each state or province. The Agent will allow the Company to review any sales memoranda for use by its employees, in connection with the marketing of the Shares prior to any use thereof and prior to such memoranda being filed with any Canadian or United States regulatory authority.

18. In all dealings hereunder, the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Agent made or given by the Agent.

19. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in the case of the Company at its address on page 1 hereof with a copy to the Company's Chief Financial Officer and to Parcel, Mauro, Hultin & Spaanstra, P.C., 1801 California Street, Suite 3600, Denver, Colorado, 80202, Attention: Leslie Speed, and in the case of the Agent as follows:

         (i)     if to RBC Dominion Securities Inc.

         To:     RBC Dominion Securities Inc.
                 P.O. Box 50
                 Royal Bank Plaza
                 Toronto, Ontario
                 M5J 2W7

                 Attention:  David Scott

         with a copy to:

                 Cassels Brock & Blackwell
                 Scotia Plaza

                 Suite 2100
                 40 King Street West
                 Toronto, Ontario
                 M5H 3C2

                 Attention:  Norman F. Findlay

20. This agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the parties hereto attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario and time shall be of the essence hereof.

21. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

22. This Agreement may be executed in several counterparts which, taken together, shall constitute one and the same instrument.

23. It is understood that the Company will require further financing and that this offering is the first step in developing a long-term relationship with the Agent. As such, the Company will notify the Agent in writing of the terms of any equity financing that it requires or proposes to obtain within the period of twelve (12) months following the final Closing Date and the Agent will have a right of first refusal for a period of fifteen (15) days thereafter to commit to complete such equity financing. The structure, terms and conditions of said financing(s) will be negotiated at that time in accordance with the terms and conditions standard in the industry for the type of financing proposed and will be subject to the parties entering into a formal agency/underwriting agreement. However, it is anticipated that the Agent will be the lead agent for the next financing proposed by the Company.

         If this letter accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by the Company, please communicate acceptance of the Company by executing and returning five (5) copies of this letter where indicated below.

Yours very truly,

RBC DOMINION SECURITIES INC.

Per:
    ------------------------


         The foregoing accurately reflects the terms of the transaction which we are to enter into and such terms are agreed to by Canyon Resources Corporation.

         DATED as of the 23rd day of December, 1997.

CANYON RESOURCES CORPORATION



Per:
    ------------------------

                                  SCHEDULE "A"


SUBSIDIARIES

               SUBSIDIARY               JURISDICTION         PERCENT OWNERSHIP
               ----------               ------------         -----------------

 CR Kendall Corporation                   Colorado                  100%

 CR Montana Corporation                   Colorado                  100%

 CR Minerals Corporation                  Colorado                  100%

 CB Briggs Corporation                    Colorado                  100%

 Minera Hispaniola S.A. (1)          Dominican Republic             40%

 CR Brazil Corporation                    Colorado                  100%

 Canyon Mineracao Do Brasil Ltda           Brazil                 100%(2)

 CR International Corporation             Colorado                  100%

 Canyon Resources (Chile) S.A.              Chile                   100%

 Canyon Resources Africa Ltd.             Colorado                  90%

 Canyon Resources Tanzania Ltd.           Tanzania                  90%

 Canyon De Panama, S.A.                    Panama                   100%

 Canyon Resources
    Venezuela, C.A. (3)                   Venezuela                 90%


-----------------------

(1)      Subject to Option to Purchase Agreement in favour of Energold Mining
         Ltd.

(2)      This entity is a wholly-owned subsidiary of CR Brazil Corporation.

(3) During the past two years, the Company has not made any filings in Venezuela to maintain the status of this corporation. This corporation owns no property and has no assets. The Company does not know whether this entity validly exists under Venezuelan law.


SECURITY INTERESTS, ETC.

         The outstanding shares of capital stock of CR Briggs Corporation owned by the Company have been pledged as collateral under the Loan Agreement dated December 6, 1995, among the Company, CR Briggs Corporation and Banque Paribas as Agent.